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                                    ARTHUR
                                   ANDERSEN


December 6, 1996                                --------------------------------
                                                Arthur Andersen LLP

                                                --------------------------------
Securities and Exchange Commission              Suite 1100
450 Fifth Street, NW                            18500 Von Karman Avenue
Washington, D.C. 20549                          Irvine CA 92612-0504
                                                714 757 3100





Dear Sirs:

We have read Item 4 included in the attached Form 8-K/A dated December 9, 1996, of Hines Holdings, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,



/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP


BAR/612001EE

Copy to:
Ms. Claudia Pieropan, Chief Financial Officer
Hines Holdings, Inc.